UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2018

Commission File Number	Name of Registrant, Address of Principal Executive Offices and Telephone Number	State of Incorporation	I.R.S. Employer Identification No.
1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Company’s annual meeting of shareholders was held on January 25, 2018. At the meeting the shareholders voted on the following items:
Proposal 1
Election of two (2) directors (Mark A. Borer and Maria V. Fogarty) to each serve for a three-year term expiring at the annual meeting in 2021 received the following vote:

	Number of Votes
	For	Withheld	Broker Non-Votes
Mark A. Borer	38,378,619	163,539	5,592,049
Maria V. Fogarty	38,231,117	311,041	5,592,049
Proposal 2
Advisory vote to approve the compensation of the Company’s named executive officers received the following vote:

Number of Votes
For	Against	Abstain	Broker Non-Votes
37,850,455	489,646	202,057	5,592,049
Proposal 3
The ratification of Deloitte & Touche LLP to serve as independent registered public accountants for fiscal year 2018 received the following vote:

Number of Votes
For	Against	Abstain
43,794,875	277,044	62,288

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Spire Inc.
Date: January 26, 2018	By:	/s/ Ellen L. Theroff
Ellen L. Theroff Vice President, Corporate Secretary